UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                        Date of Report: September 4, 2012


                           PEPTIDE TECHNOLOGIES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


    Nevada                       333-133347                       98-0479983
(State or other               (Commission File                   (IRS Employer
jurisdiction of                     Number)                      Identification
incorporation)                                                       Number)

   601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
   --------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                 (206) 388-5498
                                -----------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On August 29, 2012, Peptide Technologies, Inc., ("the Company") agreed to amend the Asset Purchase Agreement dated August 23, 2011.

SECTION 11.13 as amended shall read as follows

SECTION 11.13     Founders

Richard E. Fortescue and Deborah Fortescue-Merrin shall each be issued One Million (1,000,000) shares for a total of Two Million (2,000,000) shares from the 45,000,000 share consideration hereinabove set forth for Founders and Officers. Scott McKinley will receive the difference of Thirteen Million (13,000,000) shares for a total of Forty Three Million (43,000,000) shares.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation  of  Officers

Effective  August  31,  2012,   letters  of  resignation   tendered  by  Deborah
Fortescue-Merrin   as  President  of  the  Company  and  Richard   Fortescue  as
Secretary/Treasurer and Chief Financial Officer were accepted.

Appointment of Board Member and Officer

Effective August 31, 2012, Mr. Erik Odeen has been appointed to the Board of Directors of the Company to serve as Secretary/Treasurer until he resign or his successors be elected by the shareholders of the Company or appointed by the Board of Directors. Erik Odeen is also appointed to serve as Chief Financial Officer of the Company

Erik Odeen, CPA, CFE, is a seasoned executive with over 24 years experience in corporate management, financial leadership, international manufacturing & distribution operations, and public accounting. He manages a consulting practice which provides financial management and strategic-planning advisory services to both public and privately-held company clients. More recently, Erik has provided CFO and CEO services where his focus has been corporate restructuring and reorganization, SEC and BCSC reporting, resolving complex accounting issues, and corporate fraud prevention.


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Mr.  Odeen  spent  eight years in public  accounting  with  Deloitte & Touch and
PCAOB-registered  McKennon, Wilson & Morgan (Irvine, CA) where he specialized in
managing  external  audits,   complex   accounting  issues,  SEC  Reporting  and
Sarbanes-Oxley compliance.

Mr. Odeen's public company experience ranges from start-up and development stage to Fortune 100 companies, including turn-around and M&A engagements. During his 13 year career with International Paper, Erik worked in Corporate Audit, was instrumental in the planning and implementation of financial and operating systems, and served in senior-level management positions with a division of XPEDX, IP's distribution arm. Erik earned a Bachelor of Business Administration in accounting and economics, holds an active CPA license in the state of California, and is an active member of the American Institute of Certified Public A ccountants (AICPA), the California Society of CPAs (CalCPA), and the global Association of Certified Fraud Examiners (ACFE).

In consideration for accepting the appointment of Chief Financial Officer for the Company, five million (5,000,000) fully vested shares of the Company's restricted common stock shall be issued to Erik Odeen.


                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

         (c)  Exhibits.

         The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

    Exhibit No.                         Description

           10.1     Amendment to Asset Purchase Agreement, dated August 23, 2011





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            PEPTIDE TECHNOLOGIES, INC.



                                            By: /s/ Scott McKinley
                                                -------------------------------
                                                Scott McKinley
                                                Chairman of the Board

                                                Date:  September 4, 2012















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